UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2014

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of GAMCO Investors, Inc. (“GAMCO”) was held on May 6, 2014.  At the annual meeting: (1) seven persons were elected to serve as directors of GAMCO; (2) the appointment of Deloitte & Touche LLP as GAMCO’s independent registered public accounting firm for the year ending December 31, 2014 was ratified; (3) an advisory vote on the named executive officer compensation; and (4) holders of GAMCO's Class A Common Stock cast an advisory vote on whether GAMCO's Board of Directors should consider the conversion and reclassification of the Class B Common Stock into Class A Common Stock at a ratio in the range between 1.15 to 1.25 shares of Class A Common Stock for each share of Class B Common Stock.

Set forth below, with respect to each of the matters submitted to shareholders, are the number of votes cast for or against or withheld, and the number of abstentions and broker non-votes, where applicable.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
(1) Election of Directors
NOMINEE
Edwin L. Artzt	192,479,872	36,618	1,046,505
Raymond C. Avansino, Jr.	191,870,584	645,906	1,046,505
Richard L. Bready	191,519,960	996,530	1,046,505
Mario J. Gabelli	191,738,975	777,515	1,046,505
Eugene R. McGrath	192,408,471	108,019	1,046,505
Robert S. Prather, Jr.	191,534,935	981,555	1,046,505
Elisa M. Wilson	191,679,029	837,461	1,046,505

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
(2) Ratification of independent registered public accounting firm	193,552,729	8,515	1,751	-

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
(3) Named executive officer compensation	190,798,119	1,407,547	310,824	1,046,505

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES	UNCAST
(4) Board of Directors consideration of the conversion and	4,023,676	443,417	267,238	1,046,505	39
reclassification of the Class B Common Stock into Class A
Common Stock at a ratio in the range between 1.15 to 1.25
shares of Class A Common Stock for each share of Class B
Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Robert S. Zuccaro

Robert S. Zuccaro
Executive Vice-President and Chief Financial Officer

Date:May 7, 2014